                                                                   Exhibit 4.13

THIS NOTE AND THE COMMON STOCK AND WARRANTS ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, THAT SUCH NOTE, WARRANTS AND/OR COMMON STOCK MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                           UNAPIX ENTERTAINMENT, INC.
                       10% Convertible Subordinated Note
                               Due June 30, 2003

                                                              CUSIP 904270 AA 3
                                                              NO. CS-__
$________

February 19, 1998


     Unapix Entertainment, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to _________________________, or its registered assigns (the "Payee" or "Holder"), the principal amount of __________________________ ($_________) and accrued interest thereon in accordance with the terms and provisions hereof.

     This Note was issued by the Company in a private placement pursuant to an Offering Memorandum, dated February 12, 1998 (together with the exhibits attached thereto, the "Private Placement Memorandum"). The series of Notes defined as the "Notes" in the Private Placement Memorandum are referred to hereafter as the "Notes".

     1.   PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF PAYMENT.

          1.1 Method of Payment. Payment of the principal of and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Company will pay or cause to be paid all sums becoming due hereon for principal, interest, redemptions and Change of Control events by check sent to the Holder's address as it appears in the Company's records at the close of business on the related Record Date (as defined below), without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation at the Company's offices (or an agency maintained by the Company for such purposes) in New York, New York (the "Office of the Company"). For purposes of this Note, the term "Record Date" shall mean, with respect to regularly scheduled payments of interest the June 15 and December 15, respectively, immediately preceding the next interest payment date, and with respect to all other payments, the record date set by the Company at least five business days prior to the proposed payment date and of which the Company shall give the Holder notice at least 15 days' prior to such Record Date. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

          1.2 Payment of Principal. The entire outstanding principal balance of this Note shall be due and payable on June 30, 2003 (the "Maturity Date").

          1.3 Payment of Interest. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of the principal amount from time to time outstanding hereunder shall be paid by the Company to the Payee at the rate of ten percent (10%) per annum (the "Stated Interest Rate"). Said interest to be paid (i) semi-annually on each June 30 and December 31 of each year, commencing June 30, 1998, (ii) within 30 days of the date of conversion, through the conversion date, with respect to the portion of the Note converted, in connection with any redemption on the redemption date with respect to that portion of the Note being redeemed,
(iii) in connection with any Change of Control Payment (as hereinafter defined) on the date of such payment and (iv) on the Maturity Date, or, if any such day is not a business day, on the next succeeding business day.

     2.   SUBORDINATION PROVISIONS.

          2.1 Principal and Interest. The Company, for itself, its successors and assigns, covenants and agrees, and the Payee and each successive Holder by acceptance of this Note, likewise covenants and agrees that payment of the principal of and interest on this Note is subordinated in right of payment to the payment of all existing and future "Senior Debt".
The term "Senior Debt" shall mean the principal of and premium, if any, and accrued interest on (a) existing indebtedness of the Company (including indebtedness of the Company to Imperial Bank pursuant to one or more credit facilities extended by Imperial Bank (collectively, the "Imperial Bank Facility"), and indebtedness of others guaranteed by the Company) other than the Notes, which is (i) for money borrowed, other than the Company's 10% Convertible Subordinated Notes due June 30, 2003 and the Company's 10% Convertible Subordinated Notes due June 30, 2004 which will rank pari passu with the Notes, or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind; (b) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction to which the Company is a party; (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation constituting Senior Debt pursuant to the foregoing provisions; and (d) all future indebtedness of the Company of a similar nature described in (a) above, and all amendments, renewals, extensions, modifications and refundings thereof, if the instrument creating or evidencing such future indebtedness provides by its terms that such indebtedness is senior in right of payment to the Notes; provided, however, that all future indebtedness for money borrowed or evidenced by a note or similar instrument which by its terms is convertible or exchangeable into shares of Common Stock or other equity securities of the Company, and amendments, renewals, extensions, modifications and refundings thereof, will rank pari passu with the Notes, unless the instruments creating such future indebtedness provide by their terms that such indebtedness is junior in right of payment to the Notes. Senior Debt does not include indebtedness or amounts owed (except to banks and other financial institutions) for compensation to employees, for goods or materials purchased or for services utilized, in the ordinary course of business of the Company, or of any other person from whom such indebtedness or amount was assumed.

          2.2 Default. No payments on account of principal of and premium, if any, and interest on this Note or any other amount payable by the Company to the Holder on or with respect to this Note (collectively, the "Note Payments") shall be made if at the time thereof: (i) there is a default in the payment of all or any portion of the obligations under any Senior Debt or
(ii) there exists a default in any covenant with respect to the Senior Debt (other than as specified in clause (i) of this sentence) that permits the maturity of such Senior Debt to be accelerated, and, in such event, such default shall not have been cured or waived or shall not have ceased to exist; provided that, no such default will prevent any payment on, or in respect of the Notes for more than 120 days unless (A) the maturity of such Senior Debt has been accelerated, or (B) during such 120-day period, the holder of such Senior Debt shall have been stayed by applicable law from accelerating such Senior Debt, in which case, such 120-day period shall be tolled during the period of such stay.

          2.3 Liquidation, Dissolution, etc. In the event of any insolvency or bankruptcy proceeding, and any receivership, total liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Debt shall be entitled to receive payment in full of all principal and premium, if any, and interest on all such Senior Debt before the Holder shall be entitled to receive any Note Payment and before the Company may acquire this Note for any cash, property, assets or securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred by these provisions upon such Senior Debt and the holders thereof with respect to this Note and the Holder hereof by a lawful plan or reorganization under applicable bankruptcy law) the holders of Senior Debt (until payment in full of all principal, and premium, if any, and interest on all such Senior Debt, including interest thereon accruing before or in respect of periods subsequent to the commencement of any such proceedings) shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property, or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note (including any such payment or distribution which may be payable or deliverable by reason of the provisions of any indebtedness of the Company which is subordinate and junior in right to this Note), except securities issued in such proceedings which are subordinate and junior in right of payment to the payment of Senior Debt.

          2.4 Subrogation. Subject to the payment in full of Senior Debt, to the extent of payments made on or with respect to Senior Debt from any assets out of the distributive share of the Notes, the Holder shall be subrogated to the rights of the holders of such Senior Debt to receive payment or distributions of assets of the Company applicable to such Senior Debt until this Note shall be paid in full, and no payment or distributions to the holders of such Senior Debt by or on behalf of the Company from the proceeds that would otherwise be payable to the Holder shall, as between the Company and the Holder, be deemed to be a payment by the Company to or on account of this Note.

          2.5 Amendment. These provisions with respect to subordination cannot be amended, modified or waived without the prior written consent of the holder or holders of all Senior Debt at the time outstanding; and the subordination effected hereby shall not be affected by any amendment or modification of, or addition or supplement to, any such Senior Debt or any instrument or agreement relating thereto, without the prior written consent of the holder or holders of all such Senior Debt at the time outstanding. No present or future holder of Senior Debt shall be prejudiced in his right to enforce subordination of this Note by any act or failure to act on the part of the Company.

          2.6 Benefit of Senior Debt. The foregoing subordination provisions shall be for the benefit of the holders of Senior Debt and may be enforced directly by such holders against the Holder. Upon any payment or distribution of assets of the Company referred to above, the Holder shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertaining thereto or hereto.

          2.7 Obligation to Pay Principal and Interest Absolute. The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the holder of this Note on the other hand. Nothing contained herein is intended to or shall impair as between the Company, its creditors, other than the holders of Senior Debt, and the Holder, the obligation of the Company, which shall be absolute and unconditional, to pay the Holder the Note Payments or affect the relative rights of the Holder and the creditors of the Company other than holders of Senior Debt, nor, except as expressly provided otherwise in Section 2.9, shall anything herein prevent the Holder hereof from exercising all remedies otherwise permitted by applicable law upon default hereunder subject to the rights of holders of Senior Debt, if any, in respect of cash, properties or securities of the Company received upon the exercise of any such remedy. The Holder, by acceptance hereof, acknowledges and agrees that the subordination provisions of this Section 2 are, and/or are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of this Note, to acquire and continue to hold, or to continue to hold, such Senior Debt and each holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

          2.8 Further Instruments. The Holder covenants and agrees to execute such further instruments and waivers as may be necessary in the opinion of a lender or creditor, or reasonably requested by the Company, to facilitate the issuance or the continued holding of Senior Debt.

          2.9 Subordination Provisions for the Benefit of Imperial Bank. In addition to the foregoing provisions, the Payee, and each successive Holder, by acceptance of this Note hereby agree to the following:

          (a) Notwithstanding anything to the contrary contained in any agreement or otherwise, the Holder acknowledges and consents to the Company's and its subsidiaries' grant of the security interest in the "Collateral" to Imperial Bank (including its successors and assigns, the "Bank"), as such term is defined in that certain Revolving Credit Loan and Security Agreement, dated as of April 16, 1997 (as amended from time to time, the "Loan Agreement"), by and between the Company, A Pix Entertainment, Inc., Miramar Images, Inc. and the Bank;

          (b) To provide to the Bank a courtesy copy (at 9777 Wilshire Boulevard, Beverly Hills, California 92012, Attn: Patrick Lee, Entertainment Industries Group) of any notice which such Holder gives to the Company of the existence of any breach by the Company of, or event of default under, this Note or other agreements with the Company or any of its subsidiaries;

          (c) Notwithstanding anything to the contrary contained in any other agreement or document, and notwithstanding whether or not or the order in which the respective security interests, if any, of the Bank and the Holder are perfected, filed or recorded, the Holder's security interest, if any, in collateral for this Note is and shall remain subject, junior and subordinate to the Bank's security interest in the Collateral;

          (d) Not to make any legal, equitable or other challenge to the Bank's security interest in the Collateral and not to institute or support any legal action against the Bank by any entity (including, without limitation, any creditors body, creditors committee or the Company);

          (e) Not to foreclosure on or otherwise seize or dispose of any collateral given with respect to this Note, if any, or commence any action or proceeding to foreclosure on, seize or otherwise dispose of any of such collateral unless and until all the obligations of the Company (or any other borrower) under the "Loan Documents" (as defined in the Loan Agreement) are fully and indefeasibly repaid. Notwithstanding the above sentence, the Holder may defend its security interests, if any, against attack by third parties or by the Company or any of its subsidiaries but may not take any action or bring any claim (whether by counterclaim or otherwise) which would affect the interests of the Bank;

          (f) Not to take any action as a secured creditor, including, but not limited to, instituting any legal action against the Company, including, without limitation, any action to appoint a receiver or to enjoin the Company (or any other borrower under the Loan Agreement) until all the obligations of the Company (or any other borrowers under the Loan Documents) to the Bank have been fully and indefeasibly repaid;

          (g) Except as provided otherwise in Section 2.2, upon the occurrence and continuance of an "Event of Default" (as defined in the Loan Agreement), the Company shall not make any Note Payments and any such payments made to the Holder notwithstanding the foregoing, shall be deemed held in trust by such Holder for the benefit of the Bank. The Holder agrees not to amend, modify or rescind any of the subordination provisions in favor of the Bank set forth in this Note or in any other agreement or document executed by such Holder or to change any terms of payment or add any collateral for its security;

          (h) Notwithstanding anything to the contrary in this Note or in any other agreement or document executed by the Holder of this Note, (A) the Company shall not pay any of the principal of this Note (other than payments for fractional shares upon conversion of this Note into shares of Common Stock of the Company) prior to October 1, 1998 whether by reason of acceleration, redemption, repurchase or otherwise and (B) the Holder may convert this Note at any time into shares of Common Stock of the Company; and

          (i) The Holder will duly execute and deliver such further agreements, documents and instruments and do such further acts as may be necessary or proper to carry out more effectively the provisions and purposes contained herein as the Bank from time to time may reasonably request.

     3.   EVENTS OF DEFAULT.

          It shall be an "Event of Default" with respect to this Note upon the occurrence and continuation uncured of any of the following events:

          3.1  This Note.

          (a) failure to pay principal of or premium, if any, on this Note when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer (as hereinafter defined) or otherwise, whether or not such payment is prohibited by the subordination provisions of this Note; or

          (b) failure to pay any interest on this Note when due, which failure continues for 15 days, whether or not such payment is prohibited by the subordination provisions of this Note; or

          (c) failure to perform the other covenants of the Company in this Note, which failure continues for 60 days after written notice has been given to the Company of such failure; or

          (d) failure to pay when due principal of and/or acceleration of any indebtedness for money borrowed by the Company or any of its Subsidiaries (as hereinafter defined) in excess of $2,000,000, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice thereof; or

          (e) the entry of a decree or order by a court having jurisdiction adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Company or such Subsidiary's assets, and the continuance of any such decree or order unstayed and in effect for a period of 90 days; or the commencement by the Company or any Significant Subsidiary of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by the Company or such Subsidiary to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or such Subsidiary of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Company or such Subsidiary to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the Company's or such Subsidiary's property, or the making by the Company or such Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.
 For purposes of this Note, the term "Significant Subsidiary" shall mean each Subsidiary which, as of the then most recent December 31, accounted for more than 10% of the Company's consolidated assets, or more than 10% of the Company's consolidated revenue during the 12 months then ended; and the term "Subsidiary" shall mean Unapix Films, Inc., Miramar Images, Inc., Green Leaf Advertising Company, Inc., Abacus Films Ltd. and any future direct or indirect subsidiaries of the Company.

          3.2 Notice. If an Event of Default occurs and is continuing, the Holder by notice to the Company may declare the unpaid principal of and premium if any, and interest hereunder to be due and payable; provided, however, that if an Event of Default under clause (e) above shall occur, all unpaid principal of and premium, if any, and interest on the Notes will automatically become due and payable without any declaration or other act on the part of the Holder.

     4.   REMEDIES UPON DEFAULT.

          4.1 Acceleration. If an Event of Default occurs and is continuing under this Note, the Holder by written notice to the Company may declare the unpaid principal of and premium, if any, and interest thereunder to be due and payable; provided, however, that if an Event of Default under clause (e) above shall occur, all unpaid principal of and premium, if any, and interest on this Note will automatically become due and payable without any declaration or other act on the part of the Holder.

          4.2  Proceedings and Actions.  Except as otherwise provided in
Section 2.9(e) and/or (g), during the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights, and may prosecute and enforce its claims, against all assets of the Company and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of this Note then outstanding plus accrued and unpaid interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorney's fees and expenses.

     5.   REDEMPTION.

          5.1  Redemption.   Except as otherwise provided in Section 2.9(g),
Notes may be redeemed at the option of the Company, in whole or in part, from time to time at any time on or after September 1, 1999, on not less than 30 days' nor more than 60 days' prior written notice of such redemption to the Holder at such Holder's last address as it appears in the Company's books, on the record date established for such redemption. Any such redemptions shall be made at the following prices (the "Redemption Price"), expressed as percentages of the principal amount being redeemed, during the respective periods set forth below, plus accrued and unpaid interest thereon to the redemption date:

               For the 12 Months
               Commencing September 1,       Percentage
               -----------------------       ----------
                    1999                     103%
                    2000                     102%
                    2001                     101%
                    2002                     100.0%

     If less than all the Notes are to be redeemed, the Notes may be redeemed on a pro rata basis or the Notes to be redeemed may be selected by lot, in such manner as determined by the Board of Directors in its sole discretion. The Company may select for redemption portions of the Notes in amounts of $1,000 or multiples thereof. The Company will make the selection from Notes outstanding and not previously called for redemption. On and after the redemption date, interest shall cease to accrue hereon (or such portions hereof called for redemption), and this Note (or such portions thereof called for redemption) shall cease to be convertible, unless and for so long as the Company defaults in its obligation to pay the Redemption Price.

          5.2 Notice of Redemption. The Company's notice of redemption to the Holder shall identify the Note to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the Redemption Price;

          (c)  the conversion price;

          (d)  the name and address of the paying agent;

          (e) that the Note called for redemption must be surrendered to the paying agent to collect the Redemption Price;

          (f) if less than all of the outstanding amount of the Note is to be redeemed, the certificate number and the amount of the Note to be redeemed;

          (g) if the Note is being redeemed in part, that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; and

          (h) that unless the Company defaults in making such redemption payment or the paying agent is prohibited from making such redemption payment, interest on the Note called for redemption ceases to accrue on and after the redemption date.

     6.   CONVERSION.

          6.1 Conversion Right. At any time and from time to time commencing with the date hereof until the earlier of (i) the Maturity Date or
(ii) the date set for redemption in accordance with the provisions of Section 5 hereof, the outstanding principal amount of debt of this Note is convertible at the Holder's option into the Company's shares of common stock, $.01 par value per share (the "Common Stock"), upon surrender of this Note, at the Office of the Company, accompanied by a written notice of conversion in the form annexed hereto duly executed by the registered holder or its duly authorized attorney. The outstanding principal amount of indebtedness of this Note is convertible at the option of the Holder from time to time at any time on or after the date hereof into shares of Common Stock at a price of $4.75 per share of Common Stock (as adjusted pursuant to the express provisions hereof, the "Conversion Price"). No fractional shares or scrip representing fractional shares will be issued upon any conversion, but the Holder will receive an amount of cash equal to the equivalent fraction of the current market price of the share of Common Stock on the business day prior to the conversion, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note for conversion. Upon conversion of this Note, the Holder shall also be entitled to receive 125 "$6.00 Warrants" (as hereinafter defined) for each $1,000 of principal of this Note converted (as adjusted pursuant to the express provisions hereof). The term "$6.00 Warrants" shall mean common stock purchase warrants, each of which entitles the holder to purchase one share of Common Stock for an initial exercise price of $6.00 (as adjusted pursuant to the express provisions of such $6.00 Warrants) and expires on June 30, 2003, in the form attached hereto as Exhibit A. Accrued and unpaid interest on this Note (or a portion thereof) so converted through the date of conversion will be paid to the Holder in cash. If the Holder converts this Note prior to September 1, 1999, the Holder will also receive an amount of cash equal to 75% of the interest which would have accrued with respect to the portion of this Note so converted had it not been converted, from the date of conversion through September 1, 1999. All such shares of Common Stock, $6.00 Warrants and cash (including accrued interest) shall be delivered or paid within 30 days of the date of conversion.

          6.2 Registration of Transfer. Subject to the terms of this Note, at any time after the date hereof, upon surrender of this Note for conversion, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Note (the "Shares") as well as a certificate for the $6.00 Warrants due to such Holder upon conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares and $6.00 Warrants as of the date of the surrender of this Note; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

          6.3 Scheduled Adjustments and Adjustments for Dividends, Reclassifications, Stock Issuances, etc. Subject to the provisions of this
Section 6.3, the Conversion Price in effect, and accordingly, the number of shares of Common Stock into which this Note may be converted, shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Conversion Price shall be proportionately decreased as of the close of business on the date of record of said dividend.

          (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Conversion Price immediately prior to such subdivision shall be proportionately decreased; and if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Conversion Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such subdivision or combination.

          (c) In case the Company after the date hereof shall make any of the following-described issuances, distributions or dividends generally to the holders of outstanding shares of Common Stock or generally to holders of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, the Board of Directors shall immediately make such equitable adjustment in the Conversion Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the happening of such distribution: (i) capital stock of the Company or options, rights, warrants or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Company ("Convertible Securities") at less than the current market price of such capital stock on the date of issuance or distribution; and (ii) indebtedness of the Company or other assets of the Company (including securities, but excluding any issuance, dividend or distribution defined in item (i) above, and distributions in connection with the liquidation, dissolution or winding-up of the Company). Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such distribution.

          (d) In case the Company after the date hereof shall distribute cash to the holders of outstanding shares of Common Stock or the holders of Convertible Securities (exclusive of distributions of cash as payments of interest on or principal with respect to indebtedness of the Company), subject to the provisions of subsection 6.3(m) the Board of Directors shall immediately make such equitable adjustment in the Conversion Price as in effect immediately prior to the record date for such distribution as may be necessary to preserve for the Holder rights substantially proportionate to those enjoyed hereunder by the Holder immediately prior to the making of such distribution. Any such adjustment to the Conversion Price shall become effective at the close of business on the record date for such distribution.

          (e) If any capital reorganization or reclassification or change of the capital stock of the Company, or consolidation, merger or combination of the Company with another entity, or the sale of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, property or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, combination or sale, the Company or such successor or purchasing entity, as the case may be, shall make such appropriate provision so that the Holder shall have the right thereafter and until the Maturity Date to convert the outstanding principal amount of this Note for the kind and amount of stock, securities, cash, property or assets receivable upon such reorganization, reclassification, consolidation, merger, combination or sale by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, combination or sale, subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.3.

          (f) In case the Company after the date hereof shall issue or sell shares of Common Stock or Convertible Securities excluding shares or Convertible Securities issued in any of the transactions described in subsections 6.2(a)-(e) above; for a consideration per share less than the current Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 6.2(h) below) for the issuance of such additional shares or Convertible Securities would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          (g) For purposes of the adjustments provided for in subsections 6.2(c) and (f) above if at any time, (i) the Company shall issue or distribute any Convertible Securities, the Company shall be deemed to have issued or distributed at the same time as the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion or exercise of the total amount of Convertible Securities; or (ii) the conversion or exercise price of any Convertible Security is adjusted as a result of the future market value of the Common Stock (which adjustments are other than as a result of anti-dilution adjustments resulting from the issuance or distribution of securities or other assets) then the Company shall be deemed to have issued at the same time as such adjustment new Convertible Securities having such adjusted conversion or exercise price and the Convertible Securities subject to such adjustment shall be deemed expired.

          (h) For purposes of any computation respecting consideration received pursuant to subsections 6.2 (f), the following shall apply:

               (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

               (C) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor (before deduction of any expenses, commissions or other compensation incurred or paid in connection therewith) shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subsection 6.2(h)); and

               (D) if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount of the outstanding principal amount of such debt as of the date of cancellation plus accrued but unpaid interest, through the date of cancellation.

          (i) On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained
(i) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (ii) had all subsequent adjustments been made only on the basis of the Conversion Price as readjusted under this subsection (h) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

          (j) Anything in this Section 6.3 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Conversion Price, as last adjusted; provided, however, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Section shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

          (k) Upon any adjustment of any Conversion Price or the exercise price of the $6.00 Warrants, then and in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Conversion Price or such exercise price, as the case may be, resulting from such an adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the conversion hereof or exercise thereof, as the case may be, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (l)  In addition to the adjustments provided for elsewhere in this
Section 6.3, on September 1, 1998, the Conversion Price shall be adjusted to equal the lower of (a) the then existing Conversion Price, or (b) 110% of the then current market price, but not less than $4.00; and on March 1, 1999, the Conversion Price shall be again adjusted to equal the lower of (a) the then current Conversion Price, or (b) 110% of the then current market price, but in no event lower than $3.50. For purposes of this Note, the term "then current market price" shall mean as of the date of measurement, the average of the daily per share closing prices of the Common Stock for the 20 consecutive trading days immediately preceding such date. The closing price for each day shall be the last price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such an exchange, the average of the closing bid and asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.
The minimum Conversion Prices of $4.00 and $3.50 mentioned in this subsection 6.3(l) are subject to adjustment to the same extent and under the same circumstances as the Conversion Price shall be adjusted pursuant to subsections 6.3(a) (b) and (e).

          (m) Notwithstanding anything herein to the contrary, no adjustment shall be made pursuant to this Section 6.3 for any of the following: (i) distributions of cash to the extent such distribution is made in connection with the liquidation, dissolution or winding-up of the Company, or to the extent the amount of such cash combined with all such cash distributions (exclusive of distribution of cash as payments of interest on or principal with respect to indebtedness of the Company and cash dividends on convertible preferred stocks referred to in subsection 6.3(m)(ii)(cc)) made during the then preceding 12 months with respect to which no adjustment has been made, does not exceed 10% of the Company's market capitalization (being the product of the then current market price of the Common Stock multiplied by the number of shares of Common Stock then outstanding on the record date for such distribution); (ii) the issuance or sale by the Company of shares of Common Stock or Convertible Securities (A) pursuant to any compensation or incentive plan (including, without limitation, individual employment agreements) now or hereafter adopted or entered into for officers, Directors, employees or consultants of the Company, which plan has been approved by the Compensation Committee or Stock Option Committee of the Board of Directors (or by a majority vote of the independent directors) and, if required by law, the requisite vote of the stockholders of the Company (unless the exercise or conversion price of the instrument issued pursuant to such plan is subsequently changed other than solely by the operation of the anti-dilution provisions thereof, or by the Compensation Committee, the Stock Option Committee, or the independent directors and, if required by law, the stockholders of the Company as provided by this clause (A)); (B) upon the conversion or exercise of Convertible Securities outstanding, granted or subscribed for, on or prior to the date hereof, unless the conversion or exercise price thereof is changed after the date of issuance of the Notes (other than solely by operation of the anti-dilution provisions thereof); and (C) the declaration, setting aside or payment of regularly scheduled dividends on any outstanding convertible preferred stock or any other convertible preferred stock hereafter issued by the Company (including the payment of such dividends by the issuance of shares of Common Stock in accordance with the terms of such convertible preferred stock, or in the case of the Preferred Stock A, in accordance with past practice)

          (m) Upon any adjustment of the Conversion Price pursuant to any provisions contained in this Section 6.3, the number of Shares issuable upon conversion of this Note shall be changed accordingly.

          6.4  Notice of Certain Events.  In case at any time:

           (a) The Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the holders of the Common Stock;

          (b) The Company shall offer for subscription pro-rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

          (c) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          (d) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights; or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least ten days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this paragraph.

     7.   REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

          Subject to Section 2.9(h), if a Change of Control occurs, the Company shall offer to repurchase this Note pursuant to an offer (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount of this Note, plus accrued but unpaid interest, if any, to the date of repurchase.

          A "Change of Control" means the occurrence of any of the following events after the date of the issuance of this Note: (i) any person or group (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the direct or indirect beneficial owner of shares of capital stock of the Company representing greater than 50% of the combined voting power of all outstanding shares of capital stock of the Company entitled to vote in the election of directors under ordinary circumstances; (ii) subject to the exception listed below, the Company consolidates with or merges into any other entity and the outstanding Common Stock is changed or exchanged as a result; (iii) sale, transfer, lease or other disposition of all or substantially all of the assets of the Company individually, or of the collective assets of the Company and its subsidiaries, to any other entity, in a single or series of related transactions; (iv) at any time Continuing Directors (as defined hereinafter) cease to constitute a majority of the Board of Directors of the Company then in office; or (v) on any day (a "Calculation Day"), the Company makes any distribution of cash, property or securities (other than regular quarterly dividends, Common Stock, preferred stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or preferred stock which is substantially equivalent to Common Stock) to holders of Common Stock, or the Company or any of its Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the fair market value of such distributions or purchases on the Calculation Date, plus the fair market value, when made, of all other distributions and purchases which have occurred during the 12-month period ending on the Calculation Date, in each case expressed as a percentage of the aggregate market price of all of the shares of Common Stock outstanding at the close of business on the last day prior to the date of such distribution or purchase, exceeds 50%. "Continuing Director" means, at any date, a member of the Company's Board of Directors
(i) who was a member of such Board on the date of the issuance of the Note or
(ii) who was nominated or elected by at least two-thirds of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least two-thirds of the directors who were Continuing Directors at the time of such election. (Under this definition, if the present Board of Directors of the Company were to approve a new director or directors and then resign, no Change of Control would occur even though the present Board of Directors would thereafter cease to be in office). Notwithstanding the foregoing, a Change of Control under clause (ii) above will not include any transaction or series of related transactions in which 85% or more of the consideration received by the holders of the Notes (assuming conversion of the Notes immediately after such transaction) consists of common stock that is listed on a national securities exchange or approved for quotation on the NASDAQ National Market.

          Within 30 days after any Change of Control, unless the Company has previously given a notice of optional redemption by the Company of all of the Notes, the Company shall give a notice of the Change of Control Offer to the Holder at such Holder's last address as it appears in the Company's books stating: (i) that a Change of Control has occurred and that the Company is offering to repurchase this Note; (ii) a brief description of such Change of Control; (iii) the repurchase price (the "Change of Control Payment"); (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date such notice is given; (v) the date such purchase shall be effected (the "Change of Control Payment Date"), which shall be no later than 30 days after the expiration date of the Change of Control Offer; (vi) that if this Note is not accepted for payment pursuant to the Change of Control Offer, this Note shall continue to accrue interest;
(vii) that unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (viii) the Conversion Price; (ix) the name and address of the paying agent and conversion agent; (x) that this Note must be surrendered to the paying agent to collect the Change of Control Payment; and (xi) any other information required by applicable law and any other procedures that the Holder must follow in order to have this Note repurchased.

          In the event the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 and any other tender offer rules under, the Exchange Act, which may then be applicable to a Change of Control Offer.

     8.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

          The Holder is entitled to the registration rights set forth in the Subscription Agreement executed and delivered by the Holder or its predecessor-in-interest in this Note in connection with the offering made by and through the Private Placement Memorandum. The Holder, each transferee hereof and any Holder and transferee of any shares of Common Stock or $6.00 Warrants into which this Note or $6.00 Warrants are convertible or exercisable (the "Underlying Securities"), by its acceptance thereof, agrees that (i) no public distribution of this Note or Underlying Securities will be made in violation of the Act, and (ii) during such period as the delivery of a prospectus with respect to the Note or Underlying Securities may be required by the Act, no public distribution of the Note or Underlying Securities will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Note and each transferee hereof further agrees that if any distribution of the Note or any Underlying Securities is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions contained in this Note.

          This Note, the Underlying Securities or any other security issued or issuable upon conversion of this Note may not be sold or otherwise disposed of except as follows:

          (a) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Note or Underlying Securities may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Note, shares or other security as to which such Holder shall have received an opinion letter from counsel acceptable to the Company as to the exemption thereof from registration under the Act pursuant to Rule 144(k) under the Act; or

          (b) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

          Unless the Company directs its transfer agent otherwise, each certificate for Underlying Securities issued upon conversion of this Note shall bear a legend relating to the non-registered status of such Underlying Securities under the Act.

     9. SPECIAL NEGATIVE COVENANTS. Without the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Company shall not, and shall not permit any of its Subsidiaries to:

          (a) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay to the Company dividends or make to the Company any other distribution on its capital stock, (ii) pay any debt owed to the Company or any other Subsidiary, (iii) make loans or advances to the Company or any other Subsidiary or (iv) transfer any of its property or assets to the Company or any other Subsidiary, other than such encumbrances or restrictions existing or created under or by reason of (A) applicable laws, (B) the Notes,
(C) encumbrances, covenants or restrictions contained in any instrument or agreement governing debt of the Company or any of the Subsidiaries existing on the date of the issuance of the Notes, or encumbrances, covenants or restrictions in any loan documents relating to Senior Debt or indebtedness of its Subsidiaries incurred after the date hereof, provided that, in the absence of a default under any such loan documents, no such restriction shall prevent a Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payments on the Notes as and when due (including pursuant to any Change of Control Offer), (D) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of its Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (E) any agreement governing debt of a person acquired by the Company or any of its Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrances or restrictions are not applicable to any person, or the property or assets of any person, other than the person, or the property or assets of the person, so acquired or (F) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of the Notes for the sale or disposition of capital stock or property or assets of such Subsidiary, pending the closing of such sale or disposition; or

          (b) consolidate with or merge into any other entity or convey, transfer, sell or lease its assets substantially as an entirety to any entity, unless: (i) either (A) the Company is the continuing corporation or
(B) the entity formed by such consolidation or into which the Company is merged or the entity to which such assets are sold, leased, transferred, conveyed or disposed is organized under the laws of the United States of America or any state thereof or the District of Columbia and expressly assumes all obligations of the Company under the Notes; (ii) immediately before and immediately after giving effect to such merger, consolidation, conveyance, transfer, sale, lease or disposition no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing; and (iii) immediately after giving effect to such merger, consolidation, conveyance, transfer, sale, lease or disposition, the Notes will be a valid and enforceable obligation of the Company or such successor.

     10.  MISCELLANEOUS.

          10.1 Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to Unapix Entertainment, Inc., 200 Madison Avenue, New York, New York 10016, Attention: President, or, if to the Holder, at the address shown for the Holder in the registration books maintained by the Company.

          10.2 Lost, Stolen or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and in substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

          10.3 Stamp Tax The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock and $6.00 Warrants issuable upon conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock or $6.00 Warrants in a name other than that of the Holder in respect of which this Note is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock or $6.00 Warrants until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that no such tax is required to be paid.

          10.4 Shares Validly Issued. The Company agrees that all shares of Common Stock issuable upon conversion of this Note and exercise of the $6.00 Warrants shall be, at the time of delivery of certificates for such shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such shares will not give rise to preemptive rights in favor of existing stockholders.

          10.5 Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to such state's conflict of laws principles.

          10.6 No Recourse. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the redemption price, principal of or interest on this Note or for any claim based thereon or otherwise in respect this Note; this Note being a corporate obligation only.

          10.7 Registration of Transfer. The Company shall maintain books for the transfer and registration of Notes. The Company may treat the person in whose name this Note is registered as the owner and Holder of the Note for the purpose of receiving principal of and premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary. Upon the transfer of any Note in accordance with the provisions of Section 8 hereof, the Company shall issue and register the Note in the names of the new holders. The Notes shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. Subject to the terms of Sections 6 and 8 and Section 10.3, upon surrender of this Note, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder, and in such name or names as such Holder may designate, a certificate or certificates for the number of Shares and $6.00 Warrants due to such Holder upon the conversion of this Note. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Shares and $6.00 Warrants as of the date of the surrender of this Note pursuant to said sections; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

     IN WITNESS WHEREOF, Unapix Entertainment, Inc. has caused this Note to be signed in its corporate name by a duly authorized officer in accordance herewith and to be dated the day and year first above written.

                              UNAPIX ENTERTAINMENT, INC.


                              By:______________________________
                                   David M. Fox, President



Attest:


____________________________
Michael R. Epps
Assistant Secretary

                                  ASSIGNMENT

   For value received I hereby assign

to __________________________________________ $ _____________

principal amount of the 10% Convertible Subordinated Note due June 30, 2003 evidenced hereby and hereby irrevocably appoint attorney to transfer the Note on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of:


________________________________

________________________________

                       CONVERSION NOTICE

                TO:  UNAPIX ENTERTAINMENT, INC.



The undersigned holder of this Note hereby irrevocably exercises the option to convert $_________ principal amount of such Note (which may be less than the stated principal amount thereof) into shares of common stock of Unapix Entertainment, Inc. ("Common Stock") and "$6.00 Warrants" (as such term is defined in such Note) in accordance with the terms of such Note, and directs that the shares of Common Stock and $6.00 Warrants issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Note, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock and $6.00 Warrants are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.



---------------------------------
Name and Address of Holder



---------------------------------
Signature of Holder


Principal amount converted $
                            -------------------------


If shares are to be issued otherwise than to the Holder:



---------------------------------
Name of Transferee



---------------------------------
Name and SS# of Transferee

                                                                   EXHIBIT A


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN WHOLE OR IN PART IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT EXISTS WITH RESPECT TO THE PROPOSED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION.

                    UNAPIX ENTERTAINMENT, INC.

                  COMMON STOCK PURCHASE WARRANT
                     CERTIFICATE TO PURCHASE
                 _________ SHARES OF COMMON STOCK


VOID AFTER 5:00 PM NEW YORK, NEW YORK LOCAL TIME ON JUNE 30, 2003
CUSIP  804270 13 8
Cert. No. W-6-

This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder ("Holder") of _______ Common Stock Purchase Warrants ("Warrants") to purchase shares of common stock, $.01 par value per share ("Common Stock"), of UNAPIX ENTERTAINMENT, INC., a Delaware corporation (the "Company"). Each Warrant enables the Holder to purchase from the Company at any time until 5:00 p.m. New York, New York local time on June 30, 2003 one fully paid and nonassessable share of Common Stock (individually, a "Share" and collectively the "Shares") upon presentation and surrender of this Warrant Certificate and upon payment of the "Exercise Price". The "Exercise Price" shall initially be $6.00 per share, and shall be subject to adjustment from time to time in accordance with the provisions of Section 8. Payment shall be made in lawful money of the United States of America by certified check payable to the Company. Such payment shall be made at the principal office of the Company at 200 Madison Avenue, New York, NY 10016. As hereinafter provided, the Exercise Price and number of Shares purchasable upon the exercise of the Warrants are subject to modification or adjustment upon the happening of certain events.

     The Warrants represented by this Warrant Certificate were issued upon conversion of a 10% Convertible Subordinated Note of the Company due June 30, 2003 (a "Note"), which Note was issued by



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the Company in a private placement pursuant to a Private Placement Memorandum dated February 12, 1998 (the "Private Placement Memorandum Date").

1. Upon surrender to the Company, this Warrant Certificate may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the Holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

2. No Holder shall be deemed to be the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings or to receive dividends or subscription rights or otherwise until a Warrant shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become issuable.

3. Each Holder consents and agrees with the Company and any other Holder that:

     (a) this Warrant Certificate is exercisable by the Holder in person or by attorney duly authorized in writing at the principal office of the Company in whole or in part;

     (b) anything herein to the contrary notwithstanding, in no event shall the Company be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of Shares upon the exercise of this Warrant Certificate; provided, however, that the Company shall pay with respect to any such fraction of a share an amount of cash based upon the current market value (or book value, if there shall be no public market value for shares purchasable upon exercise hereof); and

     (c) the Company may deem and treat the person in whose name this Warrant Certificate is registered as the absolute true and lawful owner hereof for all purposes whatsoever.

4. The Company shall maintain books for the transfer and registration of Warrants. Upon the transfer of any Warrants, the

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

Company shall issue and register the Warrants in the names of the new Holders. The Warrants shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary (or Assistant Secretary) of the Company. Subject to Paragraph 10, the Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruction for transfer. Upon any transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrants shall be cancelled by the Company. Warrants may be exchanged at the option of the Holder, when surrendered at the office of the Company, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares. Subject to the terms of this Warrant Certificate, upon such surrender and payment of the purchase price, the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Exercise Price; provided, however, that if, at the date of surrender and payment, the transfer books of the Shares shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders, either in whole or from time to time in part (but in no event with respect to less than 100 Shares).

5. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Shares in a name other than that of the Holder in respect of which such Shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid or that no such tax is required to be paid.

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

6. In case the Warrant Certificate shall be mutilated, lost stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate, lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

7. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant Certificate. The Company agrees that all Shares issuable upon exercise of the Warrants shall be, at the time of delivery of the certificates for such Shares, validly issued and outstanding, fully paid and nonassessable.

8. Subject and pursuant to the provisions of this paragraph, the Exercise Price and number of Shares subject to this Warrant Certificate shall be adjusted from time to time as set forth hereinafter:

     (a) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, then the Exercise Price as in effect immediately prior to such dividend or distribution shall be proportionately decreased as of the close of business on the date of record of said dividend.

     (b) If the Company shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the Exercise Price as in effect immediately prior to such subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such subdivision or combination.

     (c) In case the Company shall distribute to all of the holders of outstanding shares of Common Stock any securities or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the State of Delaware), the Board of Directors shall be required to make such equitable adjustment in the Exercise Price, as in effect immediately prior to the record date for such distribution, as may be necessary to preserve for the Holder rights substantially proportionate to those

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

enjoyed hereunder by the Holder immediately prior to the happening of such distribution. Any such adjustment to the Exercise Price shall become effective at the close of business on the record date for such distribution.

     (d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute a supplemental Warrant Certificate providing that each Holder shall have the right thereafter and until the expiration date to exercise a Warrant for the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

     (e) If at any time the Company shall grant or issue any shares of Common Stock, or grant or issue any rights or options for the purchase of, or stock or other securities convertible into, Common Stock (such Common Stock, rights or options, convertible stock or securities being herein collectively referred to as "Convertible Securities") other than:

             (i) shares issued in a transaction described in subparagraph (f) of this Paragraph 8; or

            (ii) shares issued, subdivided or combined in transactions described in subparagraphs (a),(b),(c), or (d) of this Paragraph 8;

for a consideration per share which is less than the Exercise Price, then the Exercise Price as in effect immediately prior to such issuance or sale (the "Applicable Exercise Price") shall, and thereafter upon each issuance or sale, the Applicable Exercise Price shall, simultaneously with such issuance or sale, be adjusted, so that such Applicable Exercise Price shall equal a price determined by multiplying the Applicable Exercise Price by a fraction, the numerator of which shall be:

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

               (A) the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of shares of Common Stock which the aggregate consideration received, as determined in accordance with subparagraph (g) below for the issuance or sale of such additional Common Stock or Convertible Securities, would purchase at the Applicable Exercise Price; and the denominator of which shall be

               (B) the total number of shares of Common Stock outstanding (or deemed to be outstanding as provided in subparagraph (g)) immediately after the issuance or sale of such additional shares.

If, however, the Applicable Exercise Price thus obtained would result in the issuance of a lesser number of shares upon exercise than would be issued at the Applicable Exercise Price in effect immediately prior to the calculation provided for in this Section 8(e), the Applicable Exercise Price shall be such exercise price immediately prior to said calculation.

          (f) Anything in this Paragraph 8 to contrary notwithstanding, no adjustment in the Exercise Price shall be made in connection with:

            (i) the grant, issuance or exercise of any Convertible Securities pursuant to the Company's qualified or non-qualified Employee Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, (including, without limitation, any issuances pursuant to individual employment agreements) previously adopted or entered into, or as may hereafter be adopted or entered into, by the Company's Board of Directors or its officers, for the benefit of the Company's employees, consultants or directors, as any such plans, agreements or arrangements may hereafter be amended from time to time; and

           (ii) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the Private Placement Memorandum Date (or with respect to which the Company has accepted subscription agreements as of such date) or the issuance, conversion or exercise of any Notes or Warrants at any time.

     (g) For the purpose of subparagraph (e) above, the following provisions shall also be applied:

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

            (i) In the case of the issuance or sale of additional shares of the Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares, before deducting therefrom any commissions, compensation or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

           (ii) In the case of the issuance of Convertible Securities, the consideration received by the Company therefor shall be deemed to be the amount of cash, if any, received by the Company for the issuance of such rights or Convertible Securities, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Company upon the exercise of such rights or options or payable to the Company on conversion of such Convertible Securities.

          (iii) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company (irrespective of accounting treatment thereof); provided, however, that if such consideration consists of the cancellation of debt issued by the Company, the consideration shall be deemed to be the amount of the outstanding principal amount of such debt as of the date of cancellation plus accrued but unpaid interest, through the date of cancellation.

           (iv) In the case of the issuance of additional shares of Common Stock upon the conversion or exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Company for such Common Stock shall be deemed to be the consideration received by the Company for such obligation or shares so converted or exchanged, before deducting from such consideration so received by the Company any expenses or commissions or compensations incurred or paid by the Company for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Company in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so converted or exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Company

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

          upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Company upon the original issuance of all such obligations or shares. The amount of consideration received by the Company upon the original issuance of the obligations or shares so converted or exchanged and the amount of the consideration, if any, other than such obligations or shares received by the Company upon such conversion or exchange shall be determined in the same manner as provided in Paragraphs (i) through
          (iii) above with respect to the consideration received by the Company in case of the issuance of additional shares of Common Stock or Convertible Securities.

     (h) For purposes of the adjustments provided for in subparagraph (e) above, (i) if at any time, the Company shall issue any Convertible Securities, the Company shall be deemed to have issued at the same time as the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of Convertible Securities, and (ii) if at any time the conversion or exercise price of any Convertible Securities is adjusted as a result of the future market value of the Common Stock (which adjustments are other than as a result of anti-dilution adjustments resulting from the issuance or distribution of securities of other assets by the Company), then the Company shall be deemed to have issued at the same time as such adjustment new Convertible Securities having such adjusted conversion or exercise price, and the Convertible Securities subject to such adjustment shall be deemed expired.

     (i) On the expiration, cancellation or redemption of any Convertible Securities, the Exercise Price as in effect immediately prior to such expiration, cancellation or redemption shall forthwith be readjusted to such Exercise Price as would have been obtained (A) had the adjustments made upon the issuance or sale of such expired, cancelled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (B) had all subsequent adjustments been made only on the basis of the Exercise Price as readjusted under this subparagraph (i) for all transactions (which would have affected such adjusted Exercise Price) made after the issuance or sale of such Convertible Securities.

     (j) Anything in this Paragraph 8 to the contrary notwith-standing, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any

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

adjustments which by reason of this subparagraph (j) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under this Paragraph shall be made to the nearest cent or to the nearest tenth of a share, as the case may be.

     (k) Notwithstanding anything to the contrary contained herein, the adjustments to the Exercise Price and number of Shares subject to this Warrant Certificate provided for in this Section 8 shall be made with respect to transactions occurring after the Private Placement Memorandum Date. Any adjustments or Company obligations arising with respect to transactions described above, which take place prior to the issuance of the Warrants, shall be effective simultaneous with the issuance of this Warrant Certificate upon conversion of a Note and shall be calculated as if the Warrants represented hereby had been issued on the Private Placement Memorandum Date.

     (l) Upon any adjustment of the Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered Holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise hereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (m) Upon any adjustment of the Exercise Price pursuant to any provisions contained in this Paragraph 8, the number of Shares issuable upon exercise of this Warrant shall be changed to the number of shares determined by dividing (i) the aggregate Exercise Price payable for the purchase of all Shares issuable upon exercise of the Warrant immediately prior to such adjustment by (ii) the Exercise Price per Share in effect immediately after such adjustment.

9.  In case at any time after the issuance hereof:

       (i) The Company shall pay any dividend payable in stock upon the Common Stock or make any distribution (other than regular cash dividends) to the holders of the Common Stock;

      (ii) The Company shall offer for subscription pro-rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

     (iii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

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      (iv)     There shall be a voluntary or involuntary dissolution,
     liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (X) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (Y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in this paragraph.

10. (a) The Holder of this Warrant Certificate, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that (i) no public distribution of Warrants or Shares will be made in violation of the Securities Act of 1933, as amended (the "Act"), and (ii) during such period as the delivery of a prospectus with respect to Warrants or Shares may be required by the Act, no public distribution of Warrants or Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with all applicable state securities laws. The Holder of this Warrant Certificate and each transferee hereof further agrees that if any distribution of any of the Warrants or Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant Certificate.

     (b) This Warrant or the Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

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


          (i) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Warrant or Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 10(b)(i) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that, the foregoing shall not apply to any such Warrant, Shares or other security as to which such Holder shall have received an opinion letter from counsel acceptable to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

          (ii) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

     (c) Each certificate for Shares issued upon exercise of this Warrant shall bear a legend relating to the non-registered status of such Shares under the Act, unless at the time of exercise of this Warrant such Shares are subject to a currently effective registration statement under the Act.

11. (a) The Warrants represented by this Certificate may be redeemed (as a whole at any time or in part from time to time) on not less than 30 days' notice, at any time on or after the later of (i) September 1, 2000 or (ii) the redemption date that has been set for the redemption of the remaining outstanding principal amount of Notes (or, if earlier, the date that all such Notes have been converted), at a redemption price of $.025 per Warrant, provided that the average "Market Price" (as hereinafter defined) of the Common Stock, receivable upon exercise of such Warrants, over a period of any 20 trading days during any 30 consecutive trading-day period has been at least 150% of the then effective Exercise Price (the 30 consecutive trading-day period referred to as the "Measurement Period"). Notwithstanding the foregoing, the Company shall not be entitled to redeem any of the Warrants represented by this Certificate, unless the Shares into which the Warrants are exercisable have been registered under the Act, at all times during the applicable Measurement Period and shall continue to be so registered at all times between the date on which the notice of redemption is given and the "Redemption Date" (as hereinafter defined). For purposes hereof, "Market Price" shall mean with respect to each trading day the greater of (i) the closing sales price of the Common Stock reported on the American Stock Exchange, or if different, the primary securities exchange on which the

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Common Stock is traded, or for any day on which there is no closing sales price so reported, then the closing bid price for such day; and (ii) the closing sales price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, if any, or for any day on which there is no closing sales price so reported, then the closing bid price for such day, if any.

     (b) In the event the Company shall elect to redeem all or any part of the Warrants, the Company shall fix a date for redemption (the "Redemption Date"). Notice of redemption shall be mailed by first-class mail, postage prepaid, by the Company not less than 30 days from the date fixed for redemption to the registered Holder of this Warrant Certificate at its last address as it shall appear on the Company's Warrant registry books. Any notice mailed in the manner herein shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. Any right to exercise a Warrant being redeemed shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date.

     (c) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender of this certificate to the Company by or on behalf of the Holder thereof, deliver or cause to be delivered to or upon the written order of the Holder a sum in cash equal to the redemption price of each Warrant being redeemed. From and after the date fixed for redemption, such Warrants shall expire and become void and all rights hereunder with respect thereto, except the right to receive payment of the redemption price, shall cease.

     (d) If less than all of the Warrants are called for redemption by the Company, the particular Common Stock purchase warrants to be redeemed shall be selected at random by the Company in such manner as the Company in its discretion may deem fair and appropriate. If there shall be drawn for redemption less than all of the Warrants represented by this Warrant Certificate, the Company shall execute and deliver, upon surrender of this Warrant Certificate, without charge to the Holder, a new Warrant Certificate representing the number of Warrants not being redeemed.

12. (a) This Warrant shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to such State's conflict of laws principles.

     (b) This Warrant Certificate constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions whether express or implied, oral or written. Neither this Warrant Certificate nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Holder and the Company.

     (c) Except as otherwise provided in this Warrant Certificate, all notices, requests, demands and other communications required or permitted under this Warrant Certificate or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Company:  Unapix Entertainment, Inc.
          200 Madison Avenue
          New York, NY 10016

Holder:   At the address shown for the
          Holder in the registration
          books maintained by the
          Company.

     (d) If any provision of this Warrant Certificate is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be in effect to the extent of such prohibition without invalidating the remaining provisions hereof; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction; and provided, further that where the provisions of any such applicable law may be waived, that they hereby are waived by the Company and the Holder to the full extent permitted by law and to the end that this Warrant instrument shall be deemed to be a valid and binding agreement in accordance with its terms.

     IN WITNESS WHEREOF, Unapix Entertainment, Inc. has caused this Warrant Certificate to be signed by its duly authorized officers as of the ____ day of __________.


                    UNAPIX ENTERTAINMENT, INC.

                    By:    ____________________________________
                    Name:  ____________________________________
                    Title: ____________________________________

Attest:


__________________________________
Name:
Title:
[SEAL]





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


                         PURCHASE FORM



To:  Unapix Entertainment, Inc.



     The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate, No.W-__-_______, to the extent of _________ shares of Common Stock, $.01 par value per share, of UNAPIX ENTERTAINMENT, INC., and hereby makes payment of $_________ in payment of the aggregate exercise price thereof.


           INSTRUCTIONS FOR REGISTRATION OF SECURITIES



Name: ____________________________________________
      (Please typewrite or print in block letters)



Address: ______________________________________________________________________



                                           By: ________________________________



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